SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             ---------------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                       ACCESS INTEGRATED TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


                Delaware                                 22-3720962
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

           55 Madison Avenue,
       Suite 300, Morristown, NJ                           07960
(Address of principal executive offices)                 (Zip Code)


If this form relates to the                 If this form relates to the
registration of a class of                  registration of a class of
securities pursuant to Section 12(b)        securities pursuant to Section 12(g)
of the Exchange Act and is                  of the Exchange Act and is
effective pursuant to General               effective pursuant to General
Instruction A.(c), check the                Instruction A.(d), check the
following box. |X|                          following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act.

         Title of Each Class                  Name of Each Exchange on Which
         to be so Registered                  Each Class is to be Registered
         -------------------                  ------------------------------

Class A Common Stock, $.001 par value             American Stock Exchange


Securities Act registration statement file number to which this form relates:
333-107711

Securities to be registered pursuant to Section 12(g) of the Act:

                                                        None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     This registration statement relates to the Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), of Access Integrated Technologies Inc., a Delaware corporation (the "Company"). The information required in response to this Item with respect to the Class A Common Stock is set forth under the caption "Description of securities" (excluding the subsection captioned "Warrants") in the Company's Registration Statement on Form SB-2, Registration No. 333-107711, filed with the Securities and Exchange Commission on August 6, 2003, as amended (the "Registration Statement"), and as subsequently amended and included in the prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Such information is hereby incorporated herein by reference in its entirety. The Company's authorized capital stock consists of 80,000,000 shares of common stock, par value $.001 per share, of which 40,000,000 shares are designated as Class A Common Stock, 15,000,000 shares are designated as Class B Common Stock, 10,000,000 shares are designated as Class C Common Stock (the "Class C Common Stock"), and 15,000,000 shares are designated as Class D Common Stock (the "Class D Common Stock") and 5,000,000 shares of preferred stock, par value $.001 per share, of which 3,500,000 shares are designated as Series A 8% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") and 5,000,000 shares are designated as Series B 8% Cumulative Convertible Preferred Stock (the "Series B Preferred Stock"). Upon and subject to the effectiveness of the Registration Statement, the designations for the Series A and Series B Preferred Stock and the Class C and Class D Common Stock will be eliminated in their entirety. Copies of the information set forth under the caption "Description of securities" in the Registration Statement have been furnished to the American Stock Exchange.

ITEM 2. EXHIBITS.

     1. Third Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the SB-2 Registration Statement.

     2. Amendment to Third Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the SB-2 Registration Statement.

     3. Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the SB-2 Registration Statement.

     4. Specimen certificates representing Class A Common Stock of the Registrant, incorporated by reference to Exhibit 4.2 of the SB-2 Registration Statement.

     5. Specimen certificates representing the Underwriter's Warrants of the Registrant, incorporated by reference to Exhibit 4.2 of the SB-2 Registration Statement.

     6.   Form  of  Underwriting   Agreement  between  the  Registrant  and  the
          Underwriter, incorporated by reference to Exhibit 1.1 of the SB-2 Registration Statement.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                   ACCESS INTEGRATED TECHNOLOGIES, INC.



Dated:  September 23, 2003         By:  /s/ A. Dale Mayo
                                        ----------------------------------------
                                        A. Dale Mayo
                                        President, Chief Executive Officer
                                        and Chairman of the Board of Directors

                                                   EXHIBIT INDEX

                                                                                           Method of
  Exhibit                       Description                                             Means of filing
  -------                       -----------                                             ---------------
    1.           Third Amended and Restated Certificate of                 Incorporation by reference to Exhibit 3.1
                               Incorporation                                 of the Registration Statement on Form
                                                                             SB-2 (File No. 333-107711), filed with
                                                                               the Commission on August 6, 2003,
                                                                                          as amended.

    1.           Amendment to Third Amended and Restated                   Incorporation by reference to Exhibit 3.1
                       Certificate of Incorporation                          of the Registration Statement on Form
                                                                             SB-2 (File No. 333-107711), filed with
                                                                               the Commission on August 6, 2003,
                                                                                          as amended.

    2.                            Bylaws                                   Incorporation by reference to Exhibit 3.2
                                                                             of the Registration Statement on Form
                                                                             SB-2 (File No. 333-107711), filed with
                                                                               the Commission on August 6, 2003,
                                                                                          as amended.

    3.           Specimen Class A Common Stock Certificate                 Incorporation by reference to Exhibit 4.2
                                                                             of the Registration Statement on Form
                                                                             SB-2 (File No. 333-107711), filed with
                                                                               the Commission on August 6, 2003,
                                                                                          as amended.

    4                  Specimen Warrant Certificate                        Incorporation by reference to Exhibit 4.2
                                                                             of the Registration Statement on Form
                                                                             SB-2 (File No. 333-107711), filed with
                                                                               the Commission on August 6, 2003,
                                                                                          as amended.

    5.                 Form of Underwriting Agreement                      Incorporation by reference to Exhibit 1.1
                                                                             of the Registration Statement on Form
                                                                             SB-2 (File No. 333-107711), filed with
                                                                               the Commission on August 6, 2003,
                                                                                          as amended.
